Exhibit 10.9

ILLINOIS CASUALTY COMPANY (A MUTUAL INSURANCE COMPANY)

Rock Island, Illinois

COMBINED PROPERTY CATASTROPHE AND AGGREGATE CATASTROPHE

EXCESS OF LOSS REINSURANCE CONTRACT

Illinois Casualty Company
11398N16 (Eff: 1-1-16)
Combined Property Catastrophe and Aggregate Catastrophe XOL	12-4-15

TABLE OF CONTENTS

ARTICLE		PAGE
I	BUSINESS COVERED	1
II	COVERAGE	1
III	COMMENCEMENT AND EXPIRATION	2
IV	SPECIAL TERMINATION AND OTHER REMEDIES	2
V	TERRITORY	4
VI	EXCLUSIONS	5
VII	TRADE AND ECONOMIC SANCTIONS	6
VIII	SPECIAL ACCEPTANCES	6
IX	REINSURANCE PREMIUM	6
X	REINSTATEMENT	7
XI	DEFINITIONS	8
	Act of Terrorism	8
	Declaratory Judgment Expense	8
	Extra Contractual Obligations/Loss in Excess of Policy Limits	8
	Loss Adjustment Expense	9
	Loss Occurrence	9
	Net Earned Premium	10
	Policy	11
	Ultimate Net Loss	11
XII	NET RETAINED LINES	11
XIII	LIABILITY OF THE REINSURER	11
XIV	THIRD PARTY RIGHTS	12
XV	NOTICE OF LOSS AND LOSS SETTLEMENTS	12
XVI	OFFSET	12
XVII	CURRENCY	12
XVIII	TERRORISM EXCESS RECOVERY	13
XIX	RESERVES AND FUNDING	13
XX	TAXES	16
XXI	FEDERAL EXCISE TAX	16
XXII	FOREIGN ACCOUNT TAX COMPLIANCE ACT (“FATCA”)	16
XXIII	ACCESS TO RECORDS	17
XXIV	CONFIDENTIALITY	19
XXV	INDEMNIFICATION AND ERRORS AND OMISSIONS	20
XXVI	INSOLVENCY	20
XXVII	ARBITRATION	21

Illinois Casualty Company
11398N16 (Eff: 1-1-16)
Combined Property Catastrophe and Aggregate Catastrophe XOL	12-4-15

XXVIII	SERVICE OF SUIT	23
XXIX	GOVERNING LAW	24
XXX	ENTIRE AGREEMENT	24
XXXI	SALVAGE AND SUBROGATION	24
XXXII	SEVERABILITY	25
XXXIII	OTHER REINSURANCE	25
XXXIV	LATE PAYMENTS	25
XXXV	MODE OF EXECUTION	26
XXXVI	INTERMEDIARY	27
	Exhibit A
	Pools, Associations & Syndicates Exclusion Clause
	Nuclear Incident Exclusion Clause - Physical Damage - Reinsurance -
	U.S.A.

Illinois Casualty Company
11398N16 (Eff: 1-1-16)
Combined Property Catastrophe and Aggregate Catastrophe XOL	12-4-15

COMBINED PROPERTY CATASTROPHE AND AGGREGATE CATASTROPHE

EXCESS OF LOSS REINSURANCE CONTRACT

(the “Contract”)

between

ILLINOIS CASUALTY COMPANY (A MUTUAL INSURANCE COMPANY)

Rock Island, Illinois

including any and/or all of the subsidiary or affiliate companies that are now or may hereafter come under the ownership, management and/or control of the Company

(the “Company”)

and

THE SUBSCRIBING REINSURER(S) EXECUTING THE

INTERESTS AND LIABILITIES AGREEMENT(S)

ATTACHED HERETO

(the “Reinsurer”)

ARTICLE I

BUSINESS COVERED

By this Contract the Reinsurer agrees to reinsure the Company’s liability under its Policies in force at the effective time and date hereof or issued or renewed at or after that time and date, and classified by the Company as Property business, including but not limited to Section I of Businessowners Policies (including Garagekeepers Valet Parking), Equipment Breakdown, and Fine Arts business, subject to the terms, conditions, and limitations hereafter set forth.

ARTICLE II

COVERAGE

A.	Section A - Property Catastrophe Excess of Loss Reinsurance

As respects each excess layer hereunder, the Reinsurer shall be liable for the Ultimate Net Loss in excess of the Company’s retention equal to the “Company’s Section A Retention, Each Loss Occurrence” for the excess layer, as stated in Exhibit A attached hereto, as a result of any one Loss Occurrence, subject to a limit of liability to the Reinsurer as a result of any one Loss Occurrence equal to the “Reinsurer’s Section A Limit, Each Loss Occurrence” for the excess layer, as stated in Exhibit A attached hereto. The Reinsurer’s liability in respect of all Loss Occurrences during the term of this Contract shall not exceed the “Reinsurer’s Section A Limit, All Loss Occurrences” for the excess layer, as stated in Exhibit A attached hereto.

Illinois Casualty Company
11398N16 (Eff: 1-1-16)
Combined Property Cat and Aggregate Cat XOL	Page 1 of 27	12-4-15

B.	Section B - Aggregate Catastrophe Excess of Loss Reinsurance

1.	As respects the First Excess layer only, The Reinsurer shall be liable in the aggregate for the amount of Ultimate Net Loss in excess of the Company’s retention equal to the “Company’s Section B Retention in the Aggregate For All Loss Occurrences,” during the term of this Contract, for the First Excess layer as stated in Exhibit A attached hereto, subject to a limit of liability to the Reinsurer as a result of all Loss Occurrences during the term of this Contract equal to the “Reinsurer’s Section B Limit, All Loss Occurrences.” No recovery shall be made under Section B of this Contract unless and until the Company shall have first satisfied a deductible of $50,000 each Loss Occurrence. Recoveries under Section A of this Contract inure to the benefit of Section B.

C.	The Reinsurer shall not be liable under this Contract unless two or more risks are involved in the same Loss Occurrence. The Company shall be the sole judge of what constitutes one “risk” for purposes of this Contract.

ARTICLE III

COMMENCEMENT AND EXPIRATION

A.	This Contract shall apply to all Loss Occurrences during the term extending from January 1, 2016, 12:01 a.m., Central Standard Time, to January 1, 2017, 12:01 a.m., Central Standard Time, or until such time as this Contract is terminated in accordance with the provisions of the SPECIAL TERMINATION AND OTHER REMEDIES ARTICLE.

B.	If this Contract is terminated or expires while a Loss Occurrence covered hereunder is in progress, the Reinsurer’s liability hereunder shall, subject to the other terms and conditions of this Contract, be determined as if the entire Loss Occurrence had occurred prior to the termination or expiration of this Contract, provided that no part of such Loss Occurrence is claimed against any renewal or replacement of this Contract.

C.	Notwithstanding the expiration or termination of the Reinsurer’s participation hereon, the provisions of this Contract shall continue to apply to all obligations and liabilities of the parties incurred hereunder until all such obligations and liabilities are fully performed and discharged.

ARTICLE IV

SPECIAL TERMINATION AND OTHER REMEDIES

A.	The Company may terminate the share of the Reinsurer and/or exercise any other provisions provided hereunder as respects said Reinsurer at any time, either during the term or after the expiration of this Contract, upon said Reinsurer’s experiencing one or more Special Termination Event(s). A “Special Termination Event” shall be deemed to have occurred in the event of any of the following circumstances:

Illinois Casualty Company
11398N16 (Eff: 1-1-16)
Combined Property Cat and Aggregate Cat XOL	Page 2 of 27	12-4-15

1.	A State Insurance Department or other legal authority orders the Reinsurer to cease writing business;

2.	The Reinsurer has voluntarily ceased assuming new and renewal reinsurance business for the lines of business covered hereunder;

3.	The Reinsurer has become insolvent or has been placed into liquidation or receivership (whether voluntary or involuntary), or there have been instituted against it proceedings for the appointment of a receiver, liquidator, rehabilitator, conservator, or trustee in bankruptcy, or other agent known by whatever name, to take possession of its assets or control of its operations;

4.	For any period not exceeding 12 months, which commences no earlier than 12 months prior to the inception of this Contract, the Reinsurer’s policyholders’ surplus (or total stamp capacity by managing agent as respects Lloyd’s of London syndicates), as reported in the financial statements of the Reinsurer, has been reduced by 20%;

5.	The Reinsurer has become merged with, acquired or controlled by any company, corporation, or individual(s) not controlling the Reinsurer’s operations previously;

6.	The Reinsurer’s A.M. Best’s Financial Strength Rating has been assigned or downgraded below “A-”;

7.	The Reinsurer’s Standard and Poor’s Financial Strength Rating has been assigned or downgraded below “A-” or, as respects Lloyd’s of London, the Standard and Poor’s Rating of the Lloyd’s Market has been assigned or downgraded below “A-”;

8.	The Reinsurer has reinsured its entire liability under this Contract without the Company’s prior written consent;

9.	The Reinsurer has transferred its claims-paying authority under this Contract to an unaffiliated entity or in any other way has assigned its interests or delegated its obligations under this Contract to an unaffiliated entity without the Company’s prior written consent. Notwithstanding the foregoing, the transfer of claims-paying authority or administration to a third party, where the Reinsurer maintains control over claims settlement decisions, shall not constitute a transfer of its claims-paying authority for purposes of this subparagraph; or

10.	The Reinsurer has failed to comply with the funding requirements set forth in the RESERVES AND FUNDING ARTICLE.

Unless it is prohibited by law from doing so, immediately upon the Reinsurer’s knowledge of a Special Termination Event, the Reinsurer must notify the Company of such event in writing, by electronic mail, certified mail, or a nationally or internationally recognized delivery service.

Illinois Casualty Company
11398N16 (Eff: 1-1-16)
Combined Property Cat and Aggregate Cat XOL	Page 3 of 27	12-4-15

B.	Where a Special Termination Event has taken place and after giving the Reinsurer 15 days’ prior written notice by electronic mail, certified mail, or by a nationally or internationally recognized delivery service, the Company may invoke any one or a combination of the following:

1.	The Company may terminate or reduce the Reinsurer’s share hereunder effective as of the end of the 15-day notice period. In such event, the Company may elect that:

a.	As respects each Policy in force at the date of termination or reduction, the Reinsurer shall remain liable for all losses occurring from the effective date of the Policy to the end of the run-off period, as provided in paragraph C of the COMMENCEMENT AND EXPIRATION ARTICLE. In such event, any minimum premium hereon, if applicable, shall be waived; or

b.	The entire liability of the Reinsurer for losses occurring subsequent to the date of termination shall cease concurrently with the date of termination. Any minimum premium, if applicable, shall be waived.

2.	The Company may require that the Reinsurer commute all present and future liabilities under this Contract in return for a full and final release of all such liabilities. If the Company and Reinsurer cannot agree on the capitalized value of the Reinsurer’s liabilities, they shall appoint an independent actuary. If the Company and Reinsurer cannot agree on an actuary, the Company and the Reinsurer shall each nominate three individuals, of whom the other shall decline two, and the final decision shall be made by drawing lots. All the actuaries selected shall be disinterested in the outcome of the commutation and shall be Fellows of the Casualty Actuarial Society. The decision in writing of the appointed actuary, when filed with the parties hereto, shall be final and binding on both parties. The expense of the actuary and of the actuarial calculation shall be equally divided between the two parties. Said actuarial calculation shall take place in a location chosen by the Company. This commutation option is available to the Company at any time there remain any outstanding liabilities of the Reinsurer.

C.	The Company may revoke its notice hereunder, during the aforementioned 15-day period, without prejudice to reinstitute later if it so chooses.

D.	The Company’s waiver of any rights provided in this Article is not a waiver of that right or other rights at a later date.

ARTICLE V

TERRITORY

The territorial limits of this Contract shall be identical with those of the Company’s Policies.

Illinois Casualty Company
11398N16 (Eff: 1-1-16)
Combined Property Cat and Aggregate Cat XOL	Page 4 of 27	12-4-15

ARTICLE VI

EXCLUSIONS

A.	This Contract does not apply to and specifically excludes the following:

1.	Liability assumed by the Company under any form of treaty reinsurance; however, group intra-company reinsurance (if applicable), local agency reinsurance accepted in the normal course of business, and/or policies written by another carrier at the Company’s request and reinsured 100% by the Company shall not be excluded hereunder.

2.	Financial Guarantee Coverage and/or similar coverage, however styled.

3.	Loss or liability excluded by the Pools, Associations, and Syndicates Exclusion Clause attached hereto.

4.	All liability of the Company arising by contract, operation of law, or otherwise, from its participation or membership, whether voluntary or involuntary, in any insolvency fund. “Insolvency fund” includes any guaranty fund, insolvency fund, plan, pool, association, fund, or other arrangement, howsoever denominated, established, or governed, that provides for any assessment of or payment or assumption by the Company of part or all of any claim, debt, charge, fee, or other obligation of an insurer, or its successors or assigns, which has been declared by any competent authority to be insolvent, or which is otherwise deemed unable to meet any claim, debt, charge, fee, or other obligation in whole or in part.

5.	Nuclear Incident pursuant to the “Nuclear Incident Exclusion Clauses – Physical Damage - Reinsurance - U.S.A.” attached hereto.

6.	Loss caused directly or indirectly by war, whether or not declared, civil war, insurrection, rebellion, or revolution, or any act or condition incidental to any of the foregoing. This exclusion shall not apply to any Policy that contains a standard war exclusion.

7.	Pollution as per the Company’s original Policy. However, this exclusion shall not apply where the Company has sustained a loss as a result of its pollution exclusion being deemed invalid or inapplicable by a court of law. Furthermore, this exclusion does not exclude Extra Contractual Obligations and Loss in Excess of Policy Limits that are otherwise recoverable hereunder.

8.	Loss or damage by flood.

9.	Any risk which is known to have an insured value in excess of $250,000,000.

10.	Losses resulting from an Act of Terrorism unless covered in the Company’s Policies.

Illinois Casualty Company
11398N16 (Eff: 1-1-16)
Combined Property Cat and Aggregate Cat XOL	Page 5 of 27	12-4-15

ARTICLE VII

TRADE AND ECONOMIC SANCTIONS

Notwithstanding any other provision in the Contract to the contrary, if at any time should any receipt or payment of funds or any other contemplated transaction under the Contract constitute an actual or potential violation of any economic sanction, regulation or order which is applicable to either the Company or the Reinsurer, the party who becomes aware of the actual or potential violation shall as soon as commercially reasonable notify the other party of the actual or potential violation and the reasons therefore. Solely with respect to such receipt, payment or other transaction, the obligation of the parties under the Contract shall be suspended until such time as the Company or the Reinsurer are authorized by applicable law, regulation, or license to perform under the Contract. The obligations of the parties under the Contract shall remain in effect with respect to the receipt or payment of funds or any other contemplated transaction which would not constitute a violation of any economic sanction, regulation or order.

ARTICLE VIII

SPECIAL ACCEPTANCES

A.	Business that is not within the scope of this Contract may be submitted to the Reinsurer for special acceptance hereunder and such business, if accepted by the Reinsurer, shall be subject to all terms, conditions, and limitations of this Contract, except as modified by the special acceptance. Should denial of a request for special acceptance not be received from the Reinsurer within four business days of the Reinsurer’s receipt of said request, the special acceptance shall be deemed automatically agreed.

B.	Any special acceptance business covered under the reinsurance contract being replaced by this Contract shall be automatically covered hereunder. Furthermore, should the Reinsurer become a party to this Contract subsequent to the acceptance of any business not normally covered hereunder, it shall automatically accept same as being part of this Contract.

ARTICLE IX

REINSURANCE PREMIUM

A.	As premium for the reinsurance provided hereunder for each excess layer, the Company shall pay the Reinsurer the “Premium Rate” for the section and excess layer, as stated in Exhibit A attached hereto, times its Net Earned Premium for the term of this Contract, subject to the “Minimum Premium” for the section and excess layer as stated in Exhibit A attached hereto.

B.	The Company shall pay the Reinsurer the “Total Deposit Premium” for the excess layer, as stated in Exhibit A attached hereto, in equal “Total Quarterly Installments,” as stated in Exhibit A attached hereto, on January 1, April 1, July 1 and October 1, 2016.

Illinois Casualty Company
11398N16 (Eff: 1-1-16)
Combined Property Cat and Aggregate Cat XOL	Page 6 of 27	12-4-15

C.	Within 60 days after the expiration of this Contract, the Company shall provide a report to the Reinsurer setting forth the premium due hereunder, computed in accordance with paragraph A. Any premium due the Reinsurer, less amounts previously paid as deposit or otherwise, shall accompany said report or any premium received by the Reinsurer that is in excess of the Company’s premium obligations hereunder shall be returned by the Reinsurer within 15 days of its receipt of said report.

ARTICLE X

REINSTATEMENT

This Article applies only to Section A - Property Catastrophe Excess of Loss Reinsurance.

A.	As respects each excess layer hereunder, should all or any part of the Reinsurer’s limit of liability for the excess layer be exhausted as a result of a Loss Occurrence, the sum so exhausted shall be reinstated from the date the Loss Occurrence commenced.

B.	For each amount so reinstated for the excess layer, the Company agrees to pay an additional premium at the time of the Reinsurer’s payment of the loss settlement calculated in accordance with the following formula:

1.	The percentage of the “Reinsurer’s Section A Limit, Each Loss Occurrence” for the excess layer, as stated in Exhibit A attached hereto, exhausted for the Loss Occurrence.

2.	The reinsurance premium paid or payable for the excess layer for the term of this Contract multiplied by the “Reinstatement Premium Factor” for the excess layer, as stated in Exhibit A attached hereto.

The dollar amount resulting from the multiplication of subparagraphs 1 and 2 above shall equal the reinstatement premium for the excess layer. If at the time of the Reinsurer’s payment of a loss settlement hereon, the reinsurance premium for the excess layer as calculated under this Contract is unknown, the calculation of the reinstatement premium shall be based upon the deposit premium for the excess layer subject to adjustment when the reinsurance premium is finally established.

C.	Nevertheless, the Reinsurer’s liability hereunder shall not exceed the “Reinsurer’s Section A Limit, Each Loss Occurrence” for the excess layer, as stated in Exhibit A attached hereto, in respect of any one Loss Occurrence, and shall be further limited to the “Reinsurer’s Section A Limit, All Loss Occurrences” for the excess layer, as stated in Exhibit A attached hereto, in respect to all Loss Occurrences during the term of this Contract.

Illinois Casualty Company
11398N16 (Eff: 1-1-16)
Combined Property Cat and Aggregate Cat XOL	Page 7 of 27	12-4-15

ARTICLE XI

DEFINITIONS

The terms set forth below, wherever they appear in this Contract and regardless of whether they appear in a singular or plural form, shall have the meanings given herein:

A.	Act of Terrorism

“Act of Terrorism” shall be defined as in the Company’s original Policies or, if not defined therein, shall be defined as: the use of force or violence and/or the threat thereof committed for political, religious, or ideological purposes and with the intention to influence any government and/or to put the public, or any section of the public, in fear.

B.	Declaratory Judgment Expense

“Declaratory Judgment Expense” shall mean all expenses incurred by the Company in connection with a declaratory judgment action brought to determine the Company’s defense and/or indemnification obligations that are allocable to a specific claim subject to this Contract. Declaratory Judgment Expense shall be deemed to have been incurred on the date of the original loss giving rise to the declaratory judgment action.

C.	Extra Contractual Obligations/Loss in Excess of Policy Limits

1.	Extra Contractual Obligations

“Extra Contractual Obligations” shall mean those liabilities not covered under any other provision of this Contract, including any punitive, exemplary, compensatory, or consequential damages, which arise from the handling of any claim on business covered hereunder; such liabilities arising because of, but not limited to, the following: failure to settle within the Policy limit, or by reason of alleged or actual negligence, fraud or bad faith in rejecting an offer of settlement, in preparation of the defense, in the trial of any action against its insured, reinsured, its insured’s or reinsured’s assignee or a third party claimant, or in the preparation or prosecution of an appeal consequent upon such action.

2.	Loss in Excess of Policy Limits

“Loss in Excess of Policy Limits” shall mean amounts paid or damages payable by the Company in excess of the Policy limit as a result of alleged or actual negligence, fraud, or bad faith in failing to settle, and/or rejecting a settlement within the Policy limit, in the preparation of the defense, in the trial of any action against its insured, reinsured, its insured’s or reinsured’s assignee or a third party claimant, or in the preparation or prosecution of an appeal consequent upon such action. Loss in Excess of Policy Limits is any amount for which the Company would have been contractually liable to pay had it not been for the limits of the reinsured Policy.

Illinois Casualty Company
11398N16 (Eff: 1-1-16)
Combined Property Cat and Aggregate Cat XOL	Page 8 of 27	12-4-15

3.	Coverage for Extra Contractual Obligations loss and/or Loss in Excess of Policy Limits shall not apply when such loss has been incurred due to an adjudicated finding of fraud committed by a member of the Board of Directors or a corporate officer of the Company acting individually or collectively or in collusion with a member of the Board of Directors or a corporate officer or a partner of any other corporation or partnership.

4.	Any Extra Contractual Obligations and/or Loss in Excess of Policy Limits shall be deemed to have occurred on the same date as the loss covered or alleged to be covered under the Policy.

5.	In no event shall coverage be provided to the extent not permitted by law.

D.	Loss Adjustment Expense

“Loss Adjustment Expense” shall mean all costs and expenses allocable to a specific claim that are incurred by the Company in the investigation, appraisal, adjustment, settlement, litigation, defense, or appeal of a specific claim, including court costs and costs of supersedeas and appeal bonds, and including 1) pre-judgment interest, unless included as part of the award or judgment; 2) post-judgment interest; 3) legal expenses and costs incurred in connection with coverage questions and legal actions connected thereto, including Declaratory Judgment Expense; and 4) a pro rata share of salaries and expenses of Company field employees, and expenses of other Company employees who have been temporarily diverted from their normal and customary duties and assigned to the field adjustment of losses covered by this Contract. Loss Adjustment Expense does not include salaries and expenses of employees, other than 4) above, and office and other overhead expenses.

E.	Loss Occurrence

“Loss Occurrence” shall mean the sum of all individual losses directly occasioned by any one disaster, accident or loss or series of disasters, accidents or losses arising out of one event which occurs within the area of one state of the United States of America or province of Canada and states or provinces contiguous thereto and to one another. However, the duration and extent of any one “Loss Occurrence” shall be limited to all individual losses sustained by the Company occurring during any period of 168 consecutive hours arising out of and directly occasioned by the same event except that the term “Loss Occurrence” shall be further defined as follows:

1.	As regards windstorm, hail, tornado, hurricane, cyclone, including ensuing collapse and water damage, all individual losses sustained by the Company occurring during any period of 120 consecutive hours arising out of and directly occasioned by the same event. However, the event need not be limited to one state or province or states or provinces contiguous thereto.

Illinois Casualty Company
11398N16 (Eff: 1-1-16)
Combined Property Cat and Aggregate Cat XOL	Page 9 of 27	12-4-15

2.	As regards riot, riot attending a strike, civil commotion, vandalism, and malicious mischief, all individual losses sustained by the Company occurring during any period of 72 consecutive hours within the area of one municipality or county and the municipalities or counties contiguous thereto arising out of and directly occasioned by the same event. The maximum duration of 72 consecutive hours may be extended in respect of individual losses which occur beyond such 72 consecutive hours during the continued occupation of an assured’s premises by strikers, provided such occupation commenced during the aforesaid period.

3.	As regards earthquake (the epicenter of which need not necessarily be within the territorial confines referred to in the introductory portion of subparagraph 1) and fire following directly occasioned by the earthquake, only those individual fire losses which commence during the period of 168 consecutive hours may be included in the Company’s “Loss Occurrence.”

4.	As regards “freeze,” only individual losses directly occasioned by collapse, breakage of glass, and water damage (caused by ice damming or by bursting of frozen pipes and tanks), all individual losses sustained by the Company which occur during any period of 14 consecutive days may be included in the Company’s “Loss Occurrence.”

The Company may choose the date and time when any such period of consecutive hours commences provided that it is not earlier than the date and time of the occurrence of the first recorded individual loss sustained by the Company arising out of that disaster, accident, or loss and provided that only one such period of 168 consecutive hours shall apply with respect to one event, except for those “Loss Occurrences” referred to in E.4. where one such period of 14 consecutive days shall apply with respect to one event, regardless of the duration of the event.

However, as respects those Loss Occurrences referred to in subparagraphs E.1 and E.2 above, if the disaster, accident or loss occasioned by the event is of greater duration than 72 or 120 consecutive hours, then the Company may divide that disaster, accident or loss into two or more Loss Occurrences, provided no two periods overlap and no individual loss is included in more than one such period and provided that no period commences earlier than the date and time of the occurrence of the first recorded individual loss sustained by the Company arising out of that disaster, accident or loss.

It is understood that losses arising from a combination of two or more perils as a result of the same event shall be considered as having arisen from one “Loss Occurrence.” Notwithstanding the foregoing, the hourly limitations, as stated above, shall not be exceeded as respects the applicable perils and no single “Loss Occurrence” shall encompass a time period greater than 168 consecutive hours; except as outlined in E.4. where a period of 14 consecutive days shall apply.

F.	Net Earned Premium

“Net Earned Premium” shall mean gross earned premium of the Company for the business reinsured hereunder, less cancellations and return premiums, and less earned premiums ceded by the Company for other reinsurance as provided in the OTHER REINSURANCE ARTICLE.

Illinois Casualty Company
11398N16 (Eff: 1-1-16)
Combined Property Cat and Aggregate Cat XOL	Page 10 of 27	12-4-15

G.	Policy

“Policy” shall mean the Company’s binders, policies, endorsements and contracts, providing insurance or reinsurance on the business covered under this Contract.

H.	Ultimate Net Loss

“Ultimate Net Loss” shall mean the amount of any settlement, award, or judgment paid by the Company or for which the Company has become liable to pay, including 1) Loss Adjustment Expense, 2) any pre-judgment interest that is included as part of an award or judgment, and 3) 90% of Loss in Excess of Policy Limits, 90% of Extra Contractual Obligations, after making deductions for all recoveries, salvages, and subrogations, which are actually recovered, and all claims on inuring reinsurance, whether collectible or not; provided, however, that in the event of the insolvency of the Company, payment by the Reinsurer shall be made in accordance with the provisions of the INSOLVENCY ARTICLE. In the event a verdict or judgment is reduced by appeal or a settlement, subsequent to the entry of the judgment, however, resulting in an ultimate saving on such verdict or judgment, or a judgment is reversed outright, the loss expense incurred in securing such final reduction or reversal will be prorated between the Reinsurers and the Company in the proportion that each benefits from such reduction or reversal. Nothing herein shall be construed to mean that losses under this Contract are not recoverable until the Company’s Ultimate Net Loss has been ascertained.

ARTICLE XII

NET RETAINED LINES

A.	This Contract applies only to that portion of any Policy that the Company retains net for its own account (prior to deduction of any underlying reinsurance) and, in calculating the amount of any loss hereunder and also in computing the amount or amounts in excess of which this Contract attaches, only loss or losses in respect of that portion of any Policy that the Company retains net for its own account shall be included.

B.	The amount of the Reinsurer’s liability hereunder in respect of any loss or losses shall not be increased by reason of the inability of the Company to collect from any other reinsurers, whether specific or general, any amounts that may have become due from such reinsurers, whether such inability arises from the insolvency of such other reinsurers or otherwise.

ARTICLE XIII

LIABILITY OF THE REINSURER

All reinsurances for which the Reinsurer shall be liable by virtue of this Contract shall be subject in all respects to the same terms, conditions, interpretations, and waivers and to the same modifications, alterations, and cancellations, as the respective Policies to which such reinsurances relate, the true intent of the parties to this Contract being that the Reinsurer shall follow the fortunes of the Company.

Illinois Casualty Company
11398N16 (Eff: 1-1-16)
Combined Property Cat and Aggregate Cat XOL	Page 11 of 27	12-4-15

ARTICLE XIV

THIRD PARTY RIGHTS

This Contract is solely between the Company and the Reinsurer, and in no instance shall any other party have any rights under this Contract except as expressly provided otherwise in the INSOLVENCY ARTICLE.

ARTICLE XV

NOTICE OF LOSS AND LOSS SETTLEMENTS

A.	The Company shall advise the Reinsurer of all claims or losses that, in the opinion of the Company, may result in a claim hereunder. Furthermore, the Company shall notify the Reinsurer of all subsequent developments to any claims and losses that, in the opinion of the Company, may materially affect the position of the Reinsurer, such advices to include any loss for which the amount incurred is 50% or more of the Company’s retention, but inadvertent omission in dispatching any notices shall in no way affect the obligations of the Reinsurer under this Contract, provided the Company informs the Reinsurer of such omission promptly upon discovery.

B.	All loss settlements made by the Company that are within the terms and conditions of this Contract shall be binding upon the Reinsurer. Upon receipt of evidence of the amount paid or to be paid, the Reinsurer agrees to pay within five days of its receipt of such evidence or allow, as the case may be, its share of each such amount.

ARTICLE XVI

OFFSET

The Company and the Reinsurer shall have the right to offset any balance or amounts due from one party to the other under the terms of this Contract. The party asserting the right of offset may exercise such right any time whether the balances due are on account of premiums or losses or otherwise; however, in the event of the insolvency of any party hereto, offset shall be in accordance with applicable law.

ARTICLE XVII

CURRENCY

A.	Whenever the word “Dollars” or the “$” sign appears in this Contract, they shall be construed to mean United States Dollars and all transactions under this Contract shall be in United States Dollars.

B.	Amounts paid or received by the Company in any other currency shall be converted to United States Dollars at the rate of exchange at the date such transaction is entered on the books of the Company.

Illinois Casualty Company
11398N16 (Eff: 1-1-16)
Combined Property Cat and Aggregate Cat XOL	Page 12 of 27	12-4-15

ARTICLE XVIII

TERRORISM EXCESS RECOVERY

A.	Any financial assistance the Company receives under the Terrorism Risk Insurance Act of 2002, and any other replacements, extensions or amendments thereto (the “Act”) shall apply as follows:

1.	Except as provided in subparagraph 2 below, any such financial assistance shall inure solely to the benefit of the Company and shall be entirely disregarded in applying all of the provisions of this Contract.

2.	If losses occurring hereunder result in recoveries made by the Company both under this Contract and under the Act, and such recoveries, together with any other reinsurance recoveries made by the Company applicable to said losses, exceed the total amount of the Company’s insured losses, any amount in excess thereof shall reduce the Ultimate Net Loss subject to this Contract for the losses to which the Act’s financial assistance applies. These recoveries shall be returned in proportion to each Reinsurer’s paid share of the loss.

B.	Nothing herein shall be construed to mean that the losses under this Contract are not recoverable from the Reinsurer until the Company has received financial assistance under the Act.

ARTICLE XIX

RESERVES AND FUNDING

(This Article shall not apply to a Reinsurer who has satisfied its funding obligations to a trust fund; however, in the instances where such funding requirements are reduced below 100%, then the provisions of this Article shall apply to such Reinsurers and funding shall be required for the difference between 100% of the “Reinsurer’s Obligations”, as defined in this Article, and the percentage of such Reinsurer’s Obligations funded to the respective trust fund.)

A.	The Reinsurer shall provide funding under the terms of this Article only if the Company will be denied statutory credit for reinsurance ceded to that Reinsurer pursuant to the credit for reinsurance law or regulations of the regulatory authority having jurisdiction over the Company’s reserves.

B.	As regards Policies issued by the Company coming within the scope of this Contract, the Company agrees that, when it files with the insurance regulatory authority or sets up on its books reserves for liabilities which it is required by law to set up, it shall forward to the Reinsurer a report showing the proportion of such reserves which is applicable to the Reinsurer. The Reinsurer shall fund 100% of its portion of such reserves in respect of:

1.	Loss and loss expense paid by the Company but not recovered from the Reinsurer;

Illinois Casualty Company
11398N16 (Eff: 1-1-16)
Combined Property Cat and Aggregate Cat XOL	Page 13 of 27	12-4-15

2.	Known outstanding losses that have been reported to the Reinsurer and loss expense relating thereto;

3.	Reserves for loss and loss expense incurred but not reported;

4.	Unearned premium (if applicable);

5.	Other amounts recoverable reported in Schedule F of the Company’s NAIC Statement;

as shown in the report prepared by the Company (hereinafter referred to as “Reinsurer’s Obligations”). The Reinsurer’s Obligations shall be funded by funds withheld, cash advances, escrow accounts for the benefit of the Company, Letters of Credit (“LOC”), Trust Account, or a combination thereof. The Reinsurer shall have the option of determining the method of funding, subject always to the provision that (a) the method of funding and (b) the terms and provisions of any such LOC or Trust Account and (c) the quality of assets in any Trust Account are all acceptable to the Company and also meet the requirements of each applicable insurance regulatory authority having jurisdiction over the Company’s reserves. In the event a provision of any such funding instrument jeopardizes the Company’s ability to obtain full credit for reinsurance, such provision shall be void and shall be amended to comply with applicable credit for reinsurance requirements. The Reinsurer shall provide funding and/or any adjustments thereto in time for the Company to meet the requirements of each applicable insurance regulatory authority having jurisdiction over the Company’s reserves, provided that the Company sends the report of Reinsurer’s Obligations at least 15 days prior to the date such funding is required.

C.	When funding in whole or in part by an LOC, the Reinsurer agrees to apply for and secure timely delivery to the Company of a clean, irrevocable and unconditional LOC dated on or before December 31 of the year in which the request is made (on or before the last day of the calendar quarter for any quarterly adjustment), issued by a member of the Federal Reserve System or any bank approved for use by the NAIC Securities Valuation Office, and containing provisions acceptable to the insurance regulatory authorities having jurisdiction over the Company’s reserves. Such LOC shall be issued for a period of not less than one year and shall include an “evergreen clause,” which automatically extends the term for at least one additional year at each expiration date unless 60 days (or such other time period as may be required by the applicable insurance regulatory authorities) prior to any expiration date the issuing bank notifies the Company by certified or registered mail that the issuing bank elects not to consider the LOC extended for any additional period. If the issuing bank of the LOC is put under negative credit watch by a major rating agency or is removed from the list of banks approved by the NAIC Securities Valuation Office, the Company may require that a replacement LOC be issued by a bank acceptable to the Company, by providing the Reinsurer with written notice requesting such replacement LOC. If the Reinsurer fails to provide acceptable replacement security within 10 business days following receipt of the Company’s notice, the Company may draw upon the existing LOC in amounts equal to the Reinsurer’s Obligations.

Illinois Casualty Company
11398N16 (Eff: 1-1-16)
Combined Property Cat and Aggregate Cat XOL	Page 14 of 27	12-4-15

D.	The Reinsurer and Company agree that any funding provided by the Reinsurer pursuant to the provisions of this Contract may be drawn upon at any time, notwithstanding any other provision of this Contract, and be utilized by the Company or any successor, by operation of law, of the Company including, without limitation, any liquidator, rehabilitator, receiver, or conservator of the Company for the following purposes:

1.	To reimburse the Company for the Reinsurer’s share of unearned premium on Policies reinsured hereunder on account of cancellations of such Policies;

2.	To reimburse the Company for the Reinsurer’s Obligations, the payment of which is due under the terms of this Contract and which has not been otherwise paid;

3.	To make refund of any sum which is in excess of the actual amount required to pay the Reinsurer’s Obligations under this Contract (or in excess of 102% of Reinsurer’s Obligations, if funding is provided by a Trust Account);

4.	To fund an account with the Company for the Reinsurer’s Obligations if such LOC is under notice of non-renewal or not replaced by the Reinsurer within 10 days prior to its expiration. Such cash deposit shall be held in an interest bearing account separate from the Company’s other assets, and interest thereon not in excess of the prime rate shall accrue to the benefit of the Reinsurer;

5.	To pay the Reinsurer’s share of any other amounts the Company claims are due under this Contract.

In the event the amount drawn by the Company on any funding provided by the Reinsurer is in excess of the actual amount required for subparagraph 1, 2, or 4 or, in the case of subparagraph 5, the actual amount determined to be due, the Company shall promptly return to the Reinsurer the excess amount so drawn. All of the foregoing shall be applied without diminution because of insolvency on the part of the Company or the Reinsurer.

E.	Deferral of funding that may be permitted for a certified reinsurer in the event of a catastrophe shall not apply to any Reinsurer under this Contract.

F.	The issuing bank shall have no responsibility whatsoever in connection with the propriety of withdrawals made by the Company or the disposition of funds withdrawn, except to ensure that withdrawals are made only upon the order of properly authorized representatives of the Company.

G.	At annual intervals, or more frequently but never more frequently than quarterly, the Company shall prepare a specific report of the Reinsurer’s Obligations, for the sole purpose of amending the LOC or other method of funding, in the following manner:

1.	If the report shows that the Reinsurer’s Obligations exceed the available balance of the funds withheld and/or cash advances and/or escrow accounts and/or LOC and/or Trust Account as of the report date, the Reinsurer shall, within 30 days after receipt of notice of such excess, make an adjustment to increase the available balance of funds withheld and/or cash advances and/or LOC and/or Trust Account by the amount of such excess.

Illinois Casualty Company
11398N16 (Eff: 1-1-16)
Combined Property Cat and Aggregate Cat XOL	Page 15 of 27	12-4-15

2.	If, however, the report shows that the Reinsurer’s Obligations are less than the available balance of the funds withheld and/or cash advances and/or escrow accounts and/or LOC and/or 102% of the balance of the Trust Account if funding is provided by Trust Account, as of the report date, the Company shall, within 30 days after receipt of written request from the Reinsurer, release such excess funding by making or allowing an adjustment to the funds withheld and/or cash advances and/or escrow accounts and/or LOC and/or Trust Account.

H.	Should the Reinsurer be in breach of its obligations under this Article, notwithstanding anything to the contrary elsewhere in this Contract, the Company may seek relief in respect of said breach from any court having competent jurisdiction over the parties hereto.

ARTICLE XX

TAXES

The Company shall pay applicable taxes (except Federal Excise Tax, if any) on premiums reported to the Reinsurer under this Contract.

ARTICLE XXI

FEDERAL EXCISE TAX

A.	The Reinsurer has agreed to allow the applicable percentage of the premium payable hereon (as imposed under the Internal Revenue Code) for the purpose of paying Federal Excise Tax to the extent such premium is subject to such tax. Should the Reinsurer claim exempt status from Federal Excise Tax, it shall provide to the Company, upon its request, proof that the exempt status adequately satisfies the rules as imposed under the Internal Revenue Code and any other applicable U.S. government authority.

B.	In the event of any return premium becoming due hereunder, the Reinsurer shall deduct the applicable percentage from the return premium payable hereon and the Company or its agent shall recover such tax from the United States Government.

C.	As respects premiums ceded to the Reinsurer under this Contract, the Reinsurer agrees to indemnify the Company for any liability, expense, interest, or penalty it may incur by reason of the Reinsurer’s breach of this Article.

Illinois Casualty Company
11398N16 (Eff: 1-1-16)
Combined Property Cat and Aggregate Cat XOL	Page 16 of 27	12-4-15

ARTICLE XXII

FOREIGN ACCOUNT TAX COMPLIANCE ACT (“FATCA”)

A.	The Reinsurer hereby acknowledges the requirements of Sections 1471-1474 U.S. Internal Revenue Code of 1986, as amended, and the Treasury regulations and other guidance issued from time to time thereunder (“FATCA”) and the obligation to provide to the Company and the intermediary named in the INTERMEDIARY ARTICLE (hereinafter referred to as the “Intermediary”) a valid Internal Revenue Service (“IRS”) Form W8-BEN-E, W-9 or other documentation meeting the requirements of the FATCA regulations to establish the Reinsurer is not subject to any withholding requirement pursuant to FATCA (the “Required Documentation”).

B.	The Reinsurer shall notify the Company and Intermediary in writing (by electronic mail, certified mail or overnight mail using a nationally recognized overnight delivery service) in the event the Reinsurer is not compliant with FATCA. If the Reinsurer has not provided the Company and Intermediary with the Required Documentation thirty (30) days prior to any premium due date, or becomes non-compliant with FATCA at any later date, the Withholding Agent [as defined in U.S. Treasury Regulation Section 1.1471-1(b)(147)] shall withhold thirty percent (30%) of any premium payment to the Reinsurer under this Contract and shall promptly notify the Reinsurer of such withholding (“Withholding”). The Reinsurer hereby agrees to such Withholding.

C.	In the event the Reinsurer is subject to Withholding as set forth under FATCA, the Reinsurer continues to remain fully liable for all of its obligations under this Contract. The Withholding under paragraph B above does not constitute a breach of contract, any premium payment condition, warranty or other clause of this Contract. Reinsurer(s) subject to Withholding may not terminate, cancel, revoke or restrict this Contract, may not terminate, cancel, revoke or restrict coverage under this Contract in any manner and may not deny, refuse, restrict or delay payment of any claim under this Contract or invoke any interest, penalty or other late payment provision hereunder, based on the Withholding. The Reinsurer subject to Withholding shall be liable under this Contract as if no Withholding had been made.

D.	Amounts deducted or withheld as Withholding are not subject to offset. Offset rights, if any, under this Contract are hereby amended in accordance with the terms of this Article.

E.	The Reinsurer shall indemnify the Company and its agents for any and all liability, expense, interest or penalty the Company and its agents incur, based upon, arising from or in connection with (i) any inaccurate or invalid Required Documentation; or (ii) any violation by the Reinsurer of FATCA. Such indemnity shall survive the expiration or termination of this Contract.

ARTICLE XXIII

ACCESS TO RECORDS

A.

The Reinsurer or its designated representative(s) approved by the Company, upon providing reasonable advance notice to the Company, shall have access at the offices of the Company or at a location to be mutually agreed, at a time to be mutually agreed, to inspect the Company’s underwriting, accounting, or claim files pertaining to the subject matter of this Contract. The Company shall determine the manner in which files shall be accessed by the Reinsurer. The Reinsurer may, at its own expense, reasonably request copies of such files and agrees to pay the Company’s reasonable costs (including staff expense and other overhead costs) incurred in procuring such copies.

Illinois Casualty Company
11398N16 (Eff: 1-1-16)
Combined Property Cat and Aggregate Cat XOL	Page 17 of 27	12-4-15

B.	The Reinsurer or its designated representative(s) shall not have access to Protected Records related to a claim ceded to this Contract; however, the Reinsurer shall be permitted to have access to those Protected Records described in subparagraph F.2 of this Article after the Company’s final settlement or final adjudication of such underlying claim. If Protected Records are withheld, the Company shall advise the Reinsurer accordingly and the Company shall take reasonable steps to provide the Reinsurer with sufficient information to determine its liability hereunder. Further, the Reinsurer or its designated representative(s) shall not have access to any communications with any other reinsurer supporting the Company in respect of business subject to this Contract and shall not have access to Protected Records relating to any dispute between the Company and the Reinsurer.

C.	If any undisputed amounts are overdue from the Reinsurer to the Company, the Reinsurer shall have access to such records only upon payment of all such overdue amounts.

D.	Upon completion of the audit, the Reinsurer and its representative(s) shall consult with the Company promptly and in good faith, no later than 30 days after the completion of the audit unless otherwise agreed, with respect to any and all questions or issues raised by the audit. If, as a result of the Reinsurer’s inspection of the Company’s files, any claim is denied, contested, or disputed, the Reinsurer shall promptly provide the Company with a summary of any reports or analysis completed by the Reinsurer’s personnel or by any third party on behalf of the Reinsurer outlining the findings of the inspection and identifying the reasons for contesting or disputing the subject claim.

E.	Nothing in this Article requires the Company to maintain or to make available any document for longer than the period required by the Company’s document retention policies and procedures or the period required by applicable statute or regulation, whichever is greater.

F.	“Protected Records” are defined as communications, files, records, documents, or books:

1.	Deemed by the Company to concern Trade Secrets of the Company (Trade Secrets shall have the meaning provided in Section 1839 of the United States Economic Espionage Act of 1996); or

2.	Deemed by the Company to be subject to attorney-client privilege or work product rule protection; or

3.	Concerning individual private information that as a matter of law cannot be disclosed by the Company.

Illinois Casualty Company
11398N16 (Eff: 1-1-16)
Combined Property Cat and Aggregate Cat XOL	Page 18 of 27	12-4-15

ARTICLE XXIV

CONFIDENTIALITY

A.	The Reinsurer hereby acknowledges that the documents, information, and data provided to the Reinsurer by the Company, whether directly or through an authorized agent, in connection with the placement and execution of this Contract, inspection pursuant to the ACCESS TO RECORDS ARTICLE, or any other information relating to this Contract, (“Confidential Information”) are proprietary and confidential to the Company.

B.	Absent the written consent of the Company, the Reinsurer shall not disclose any Confidential Information to any third parties, including any affiliated companies, except when:

1.	The disclosure is to an authorized agent of the Reinsurer performing underwriting, claim handling, pricing, placement, and/or evaluation services for the Reinsurer; or

2.	The Confidential Information is publicly known or has become publicly known through no unauthorized act of the Reinsurer; or

3.	Required by retrocessionaires subject to the business ceded to this Contract; or

4.	Required by regulators performing an audit of the Reinsurer’s records and/or financial condition; or

5.	Required by auditors performing an audit of the Reinsurer’s records in the normal course of business; or

6.	Required by legal counsel.

C.	Further, the Reinsurer agrees not to use any Confidential Information for any purpose not permitted by this Contract or not related to the performance of their obligations or enforcement of their rights under this Contract.

D.	Notwithstanding the above, in the event that the Reinsurer is required by court order, other legal process, or any regulatory authority to release or disclose any Confidential Information, the Reinsurer agrees to provide the Company written notice of same prior to such release or disclosure and to use its reasonable best efforts to assist the Company in maintaining the confidentiality provided for in this Article.

E.	The provisions of this Article shall extend to the officers, directors, and employees of the Reinsurer and its affiliates, who have received Confidential Information in accordance with this Contract, and shall be binding upon their successors and assigns.

Illinois Casualty Company
11398N16 (Eff: 1-1-16)
Combined Property Cat and Aggregate Cat XOL	Page 19 of 27	12-4-15

ARTICLE XXV

INDEMNIFICATION AND ERRORS AND OMISSIONS

A.	The Reinsurer is reinsuring, subject to the terms and conditions of this Contract, the obligations of the Company under any Policy. The Company shall be the sole judge as to:

1.	what shall constitute a claim or loss covered under any Policy;

2.	the Company’s liability thereunder;

3.	the amount or amounts that it shall be proper for the Company to pay thereunder.

B.	The Reinsurer shall be bound by the judgment of the Company as to the obligation(s) and liability(ies) of the Company under any Policy.

C.	Any inadvertent error, omission or delay in complying with the terms and conditions of this Contract shall not be held to relieve either party hereto from any liability that would attach to it hereunder if such error, omission or delay had not been made, provided such error, omission or delay is rectified immediately upon discovery.

ARTICLE XXVI

INSOLVENCY

A.	In the event of the insolvency of the Company, this reinsurance shall be payable directly to the Company or to its liquidator, receiver, conservator, or statutory successor, with reasonable provision for verification, on the basis of the liability of the Company without diminution because of the insolvency of the Company or because the liquidator, receiver, conservator, or statutory successor of the Company has failed to pay all or a portion of any claim. It is agreed, however, that the liquidator, receiver, conservator, or statutory successor of the Company shall give written notice to the Reinsurer of the pendency of a claim against the Company, indicating the Policy reinsured which claim would involve a possible liability on the part of the Reinsurer, within a reasonable time after such claim is filed in the conservation or liquidation proceeding or in the receivership, and that during the pendency of such claim, the Reinsurer may investigate such claim and interpose, at its own expense, in the proceeding where such claim is to be adjudicated, any defense or defenses that it may deem available to the Company or its liquidator, receiver, conservator, or statutory successor. The expense thus incurred by the Reinsurer shall be chargeable, subject to the approval of the Court, against the Company as part of the expense of conservation or liquidation to the extent of a proportionate share of the benefit that may accrue to the Company solely as a result of the defense undertaken by the Reinsurer.

B.	Where two or more Reinsurers are involved in the same claim and a majority in interest elect to interpose defense to such claim, the expense shall be apportioned in accordance with the terms of this Contract as though such expense had been incurred by the Company.

Illinois Casualty Company
11398N16 (Eff: 1-1-16)
Combined Property Cat and Aggregate Cat XOL	Page 20 of 27	12-4-15

C.	It is further agreed that, in the event of the insolvency of the Company, the reinsurance under this Contract shall be payable directly by the Reinsurer to the Company or its liquidator, receiver, conservator, or statutory successor, except 1) where this Contract specifically provides another payee of such reinsurance in the event of the insolvency of the Company or 2) where the Reinsurer with the consent of the direct insured or insureds has assumed such Policy obligations of the Company as direct obligations of the Reinsurer to the payee under such Policies and in substitution for the obligations of the Company to such payees.

D.	In the event of the insolvency of any company or companies listed in the designation of “Company” under this Contract, this Article shall apply only to the insolvent company or companies.

E.	In the event of the insolvency of any company or companies covered hereunder, the laws of the applicable domiciliary state(s) shall apply. In the event of a conflict between any provision of this Article and the laws of the domiciliary state of any company or companies covered hereunder, that domiciliary state’s laws shall prevail.

ARTICLE XXVII

ARBITRATION

A.	As a condition precedent to any right of action hereunder, any irreconcilable dispute arising out of the interpretation, performance, or breach of this Contract, including the formation or validity thereof, whether arising before or after the expiry or termination of the Contract, shall be submitted for decision to a panel of three arbitrators. Notice requesting arbitration shall be in writing and sent by certified mail, return receipt requested, or such reputable courier service as is capable of returning proof of receipt of such notice by the recipient to the party demanding arbitration.

B.	One arbitrator shall be appointed by each party. If the responding party fails to appoint its arbitrator within 30 days after its receipt of the claimant party’s notice requesting arbitration, the claimant party, after 10 days’ notice by certified mail or reputable courier as provided above of its intention to do so, may appoint the second arbitrator.

C.	The two arbitrators shall, before instituting the hearing, appoint an impartial third arbitrator who shall preside at the hearing. Should the two arbitrators fail to choose the third arbitrator within 30 days of the appointment of the second arbitrator, the parties shall appoint the third arbitrator pursuant to the AIDA Reinsurance and Insurance Arbitration Society – U.S. (ARIAS) Umpire Selection Procedure. All arbitrators shall be disinterested active or former senior executives of insurance or reinsurance companies or Underwriters at Lloyd’s, London. In the event of the resignation or death of any arbitrator, a replacement shall be appointed in the same manner as the resigning or deceased arbitrator was appointed and the newly constituted panel shall take all necessary and/or reasonable measures to continue the arbitration proceedings without additional delay.

Illinois Casualty Company
11398N16 (Eff: 1-1-16)
Combined Property Cat and Aggregate Cat XOL	Page 21 of 27	12-4-15

D.	Within 30 days after notice of appointment of all arbitrators, the panel shall meet and determine timely periods for briefs, discovery procedures and schedules for hearings. The panel shall be relieved of all judicial formality and shall not be bound by the strict rules of procedure and evidence. Unless the panel agrees otherwise, arbitration shall take place in Rock Island, Illinois, but the venue may be changed when deemed by the panel to be in the best interest of the arbitration proceeding. Insofar as the arbitration panel looks to substantive law, it shall consider the law of the State of Illinois. The decision of any two arbitrators when rendered in writing shall be final and binding. The panel is empowered to grant interim relief as it may deem appropriate.

E.	The panel shall make its decision as promptly as possible following the termination of the hearings, considering the terms and conditions expressed in this Contract and the custom and practice of the applicable insurance and reinsurance business. Judgment upon the award may be entered in any court having jurisdiction thereof.

F.	Arbitration proceedings are subject to consolidation as follows:

1.	Single contract, multiple reinsurers, common issue: If more than one Reinsurer is involved in arbitration where there are common questions of law or fact and a possibility of conflicting awards or inconsistent results, all such Reinsurers, at the Company’s request, shall be joined in a single arbitration proceeding and shall constitute and act as one party for purposes of this Article and communications shall be made by the Company to each of the Reinsurers constituting the one party; provided, however, that nothing therein shall impair the rights of such Reinsurers to assert several, rather than joint defenses or claims, nor be construed as changing the liability of the Reinsurers under the terms of this Contract from several to joint.

2.	Single reinsurer, multiple contracts, common issue: If any Reinsurer to this Contract has subscribed to other reinsurance contracts with the Company, under which a dispute has arisen where there are common questions of law or fact with the dispute being arbitrated under this Contract and a possibility of conflicting awards or inconsistent results, the Reinsurer, at the Company’s request, shall arbitrate all such reinsurance disputes involving the same loss or common questions of law or fact in one consolidated proceeding, subject to the provisions of this Article.

3.	Single reinsurer, multiple contracts: If any Reinsurer to this Contract has subscribed to other reinsurance contracts with the Company and various disputes have arisen under such contracts, regardless of whether or not there are common questions of law or fact, if mutually agreed to by the parties hereto, the parties shall arbitrate all reinsurance disputes in one consolidated proceeding, subject to the provisions of this Article.

The agreement to consolidate disputes under this Contract and one or more other reinsurance contracts will supersede all other reinsurance contracts entered into between the Company and the Reinsurer, regardless of whether any other reinsurance contract may require or address consolidation.

Illinois Casualty Company
11398N16 (Eff: 1-1-16)
Combined Property Cat and Aggregate Cat XOL	Page 22 of 27	12-4-15

G.	Each party shall bear the expense of the arbitrator selected by or for it and shall jointly and equally bear with the other party the cost of the third arbitrator. The remaining costs of the arbitration shall be allocated by the panel. The panel may, at its discretion, award such further costs and expenses as it considers appropriate, including but not limited to attorneys fees, to the extent permitted by law.

ARTICLE XXVIII

SERVICE OF SUIT

(This Article is applicable if the Reinsurer is not domiciled in the United States of America and/or is not authorized in any State, Territory, or District of the United States where authorization is required by insurance regulatory authorities. This Article is not intended to conflict with or override the obligation of the parties to arbitrate their disputes in accordance with the ARBITRATION ARTICLE.)

A.	In the event of the failure of the Reinsurer to perform its obligations under this Contract, the Reinsurer, at the request of the Company, shall submit to the jurisdiction of a court of competent jurisdiction within the United States. Nothing in this Article constitutes or should be understood to constitute a waiver of the Reinsurer’s rights to commence an action in any court of competent jurisdiction in the United States, to remove an action to a United States District Court, or to seek a transfer of a case to another court as permitted by the laws of the United States or of any state in the United States. The Reinsurer, once the appropriate court is selected, whether such court is the one originally chosen by the Company and accepted by the Reinsurer or is determined by removal, transfer, or otherwise, as provided for above, shall comply with all requirements necessary to give said court jurisdiction and, in any suit instituted against it upon this Contract, and shall abide by the final decision of such court or of any appellate court in the event of an appeal. The validity and/or enforceability of any arbitration award or judgment obtained in the United States shall not be contested by the Reinsurer in any jurisdiction outside of the United States.

B.	Service of process in such suit may be made upon the law firm of Mendes and Mount, 750 Seventh Avenue, New York, NY 10019, or another party specifically designated by the Reinsurer in its Interests and Liabilities Agreement attached hereto.

C.	Further, pursuant to any statute of any state, territory or district of the United States that makes provision therefor, the Reinsurer hereby designates the Superintendent, Commissioner or Director of Insurance, or other officer specified for that purpose in the statute, or his/her successor or successors in office, as its true and lawful attorney upon whom may be served any lawful process in any action, suit or proceedings instituted by or on behalf of the Company or any beneficiary hereunder arising out of this Contract, and hereby designates the above-named as the person to whom the said officer is authorized to mail such process or a true copy thereof.

Illinois Casualty Company
11398N16 (Eff: 1-1-16)
Combined Property Cat and Aggregate Cat XOL	Page 23 of 27	12-4-15

D.	The individual named in Paragraph C shall be deemed the Reinsurer’s agent for the service of process:

1.	where the address designated in, or pursuant to paragraph B is invalid; or

2.	to the extent necessary to bring this Contract into conformity with the applicable law of a state with jurisdiction over the Company.

ARTICLE XXIX

GOVERNING LAW

This Contract shall be governed as to performance, administration, and interpretation by the laws of the State of Illinois, exclusive of that state’s rules with respect to conflicts of law.

ARTICLE XXX

ENTIRE AGREEMENT

This Contract shall constitute the entire agreement between the parties with respect to the business being reinsured hereunder and no understandings exist between the parties other than those expressed in this Contract. Any change or modification to this Contract shall be null and void unless made by amendment to this Contract and signed by both parties. This Article shall not be construed as limiting in any way the admissibility, in the context of an arbitration or any other legal proceeding, of evidence regarding the formation, interpretation, purpose, or intent of this Contract.

ARTICLE XXXI

SALVAGE AND SUBROGATION

A.	The Company, at its sole discretion, may enforce its right to salvage and/or subrogation and may prosecute all claims arising out of such right.

B.	Amounts recovered from salvage and/or subrogation shall be used to reimburse the Company’s excess reinsurers, including the Reinsurer hereon (and the Company, should it carry a portion of excess coverage net) in the reverse order of their participation in the loss before being used in any way to reimburse the Company for its primary loss. The expense incurred by the Company in pursuing any such recovery shall be borne by each party in proportion to its benefit (if any) from the recovery. If the recovery expense exceeds the amount recovered, the amount recovered (if any) shall be applied to the reimbursement of recovery expense incurred by the Company and the remaining expense shall be included in Ultimate Net Loss.

Illinois Casualty Company
11398N16 (Eff: 1-1-16)
Combined Property Cat and Aggregate Cat XOL	Page 24 of 27	12-4-15

ARTICLE XXXII

SEVERABILITY

If any provision of this Contract shall be rendered illegal or unenforceable by the laws, regulations, or public policy of any state, such provision shall be considered void in such state, but this shall not affect the validity or enforceability of any other provision of this Contract or the enforceability of such provision in any other jurisdiction.

ARTICLE XXXIII

OTHER REINSURANCE

The Company is permitted to have other treaty reinsurance. The premium for any such reinsurance that inures to the benefit of this Contract shall not be included within the subject premium hereunder. Additionally, the Company may purchase facultative reinsurance on any subject Risk it deems advisable, and the premium for that portion of the Company’s Policy reinsured elsewhere shall not be included within the subject premium hereunder.

ARTICLE XXXIV

LATE PAYMENTS

(The provisions of this Article shall not be implemented unless specifically invoked in writing, by one of the parties to this Contract.)

A.	In the event that any amount due either party is not received by the intermediary named in the INTERMEDIARY ARTICLE (hereinafter referred to as the “Intermediary”) by the payment due date, the party to whom payment is due may, by notifying the Intermediary in writing, require the debtor party to pay, and the debtor party agrees to pay, an interest penalty on the amount past due calculated for each such payment on the last business day of each month as follows:

1.	The number of full days which have expired since the due date or the last monthly calculation, whichever the lesser; times

2.	1/365ths of a rate equal to the U.S. Prime Rate as published in The Wall Street Journal on the first business day following the date a remittance becomes due plus 300 basis points; times

3.	The amount past due, including accrued interest.

It is agreed that interest shall accumulate until payment of the original amount due plus interest penalties has been received by the Intermediary.

Illinois Casualty Company
11398N16 (Eff: 1-1-16)
Combined Property Cat and Aggregate Cat XOL	Page 25 of 27	12-4-15

B.	The establishment of the payment due date shall, for purposes of this Article, be as follows:

1.	As respects the payment of routine deposits and premiums due the Reinsurer, the due date shall be as provided for in the applicable Article of this Contract. In the event a due date is not specifically stated for a given payment, it shall be deemed due 14 days after the date of transmittal by the Intermediary of the initial billing for each such payment.

2.	Any claim or loss payment due the Company hereunder shall be deemed due 14 days after the proof of loss or demand for payment is transmitted to the Reinsurer by the Intermediary. If such loss or claim payment is not received within the 14 days, interest will accrue on the payment or amount overdue in accordance with paragraph A above, from the date the proof of loss or demand for payment was transmitted to the Reinsurer.

3.	As respects any payment, adjustment or return due the Company not otherwise provided for in subparagraphs 1 and 2 above, the due date shall be as provided for in the applicable Article of this Contract. In the event a due date is not specifically stated for a given payment, it shall be deemed due 14 days following transmittal by the Intermediary of written notification that the provisions of this Article have been invoked.

For purposes of interest calculations only, amounts due hereunder shall be deemed paid upon receipt by the Intermediary.

C.	The validity of any claim or payment may be contested under the provisions of this Contract. If the debtor party prevails in an arbitration, or any other proceeding, there shall be no interest penalty due. Otherwise, any interest shall be calculated and due as outlined above. Furthermore, if a debtor party advances payment of any amount hereunder that it is contesting and prevails in such action, the other party shall reimburse the debtor party for any such payment plus pay interest on same, at a rate calculated as per the provisions of paragraph A, above; however, such calculation is to begin from the actual date of remittance of funds from the debtor party through the date the funds are returned.

D.	If the interest rate provided under this Article exceeds the maximum interest rate allowed by applicable law, such interest rate shall be modified to the highest rate permitted by the applicable law.

ARTICLE XXXV

MODE OF EXECUTION

This Contract may be executed either by an original written ink signature of paper documents, by an exchange of facsimile copies showing the original written ink signature of paper documents, or by electronic signature by either party employing appropriate software technology as to satisfy the parties at the time of execution that the version of the document agreed to by each party shall always be capable of authentication and satisfy the same rules of evidence as written signatures.

Illinois Casualty Company
11398N16 (Eff: 1-1-16)
Combined Property Cat and Aggregate Cat XOL	Page 26 of 27	12-4-15

The use of any one or a combination of these methods of execution shall constitute a legally binding and valid signing of this Contract. This Contract may be executed in one or more counterparts, each of which, when duly executed, shall be deemed an original.

ARTICLE XXXVI

INTERMEDIARY

Willis Re Inc. is hereby recognized as the intermediary negotiating this Contract and through whom all communications relating thereto shall be transmitted to the Company or the Reinsurer. Payments by the Company to Willis Re Inc. shall be deemed to constitute payment to the Reinsurer and payments by the Reinsurer to Willis Re Inc. shall be deemed to constitute payment to the Company only to the extent that such payments are actually received by the Company.

IN WITNESS WHEREOF, the Company by its duly authorized representative has executed this Contract as of the date specified below:

Signed this                              day of                     , 20        .

ILLINOIS CASUALTY COMPANY (A MUTUAL INSURANCE COMPANY)

By	/s/ Arron K. Sutherland
Printed Name Arron K. Sutherland
Title President/CEO

Illinois Casualty Company
11398N16 (Eff: 1-1-16)
Combined Property Cat and Aggregate Cat XOL	Page 27 of 27	12-4-15

EXHIBIT A

COMBINED PROPERTY CATASTROPHE AND AGGREGATE CATASTROPHE

EXCESS OF LOSS REINSURANCE CONTRACT

issued to

ILLINOIS CASUALTY COMPANY (A MUTUAL INSURANCE COMPANY)

Rock Island, Illinois

	11398N16 First Excess			11398N16 Second Excess
Section A – Property Catastrophe XOL
Company’s Section A Retention, Each Loss Occurrence		$500,000			$5,000,000
Reinsurer’s Section A Limit, Each Loss Occurrence		$4,500,000			$5,000,000
Reinsurer’s Section A Limit, All Loss Occurrences		$9,000,000			$10,000,000
Reinstatement Premium Factor		150%			100%
Section B – Aggregate Catastrophe XOL
Company’s Section B Retention, in the Aggregate For All Loss Occurrences		$1,500,000			N/A
Reinsurer’s Section B Limit, All Loss Occurrences		$1,500,000			N/A
Total Deposit Premium	$	*		$	*
Total Quarterly Installments	$	*		$	*
Minimum Premium	$	*		$	*
Premium Rates:
Section A:		*	%		*	%
Section B:		*	%		N/A

*	Confidential information has been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

Illinois Casualty Company
11398N16 (Eff: 1-1-16)
Combined Property Catastrophe and Aggregate Catastrophe XOL	Exhibit A	12-4-15

POOLS, ASSOCIATIONS & SYNDICATES EXCLUSION CLAUSE

SECTION A:

EXCLUDING:

(a)	All Business derived directly or indirectly from any Pool, Association or Syndicate which maintains its own reinsurance facilities.

(b)	Any Pool or Scheme (whether voluntary or mandatory) formed after March 1, 1968 for the purpose of insuring Property whether on a country-wide basis or in respect of designated areas. This exclusion shall not apply to so-called Automobile Insurance Plans or other Pools formed to provide coverage for Automobile Physical Damage.

SECTION B:

It is agreed that business written by the Company for the same perils, which is known at the time to be insured by, or in excess of underlying amounts placed in the following Pools, Associations, or Syndicates, whether by way of insurance or reinsurance, is excluded hereunder:

Industrial Risk Insurers,

Associated Factory Mutuals,

Improved Risk Mutuals,

Any Pool, Association or Syndicate formed for the purpose of writing Oil, Gas or

Petro-Chemical Plants and/or Oil or Gas Drilling Rigs,

United States Aircraft Insurance Group,

Canadian Aircraft Insurance Group,

Associated Aviation Underwriters,

American Aviation Underwriters.

SECTION B does not apply:

(a)	Where the Total Insured Value over all interests of the risk in question is less than $250,000,000.

(b)	To interests traditionally underwritten as Inland Marine or Stock and/or Contents written on a Blanket basis.

(c)	To Contingent Business Interruption, except when the Company is aware that the key location is known at the time to be insured in any Pool, Association or Syndicate named above, other than as provided for under Section B (a).

(d)	To risks as follows:

Offices, Hotels, Apartments, Hospitals, Educational Establishments, Public Utilities (other than Railroad Schedules) and Builder’s Risks on the classes of risks specified in this subsection (d) only.

Illinois Casualty Company
11398N16 (Eff: 1-1-16)
Combined Property Catastrophe and Aggregate Catastrophe XOL	Page 1 of 3	12-4-15

SECTION C:

NEVERTHELESS the Reinsurer specifically agrees that liability accruing to the Company from its participation in residual market mechanisms including but not limited to:

(1)	The following so-called “Coastal Pools”:

ALABAMA INSURANCE UNDERWRITING ASSOCIATION

MISSISSIPPI WINDSTORM UNDERWRITING ASSOCIATION

NORTH CAROLINA INSURANCE UNDERWRITING ASSOCIATION

SOUTH CAROLINA WINDSTORM AND HAIL UNDERWRITING

ASSOCIATION

TEXAS WINDSTORM INSURANCE ASSOCIATION

AND

(2)	All “FAIR Plan” and “Rural Risk Plan” business

AND

(3)	The Louisiana Citizens Property Insurance Corporation, the Citizens Property Insurance Corporation (“CPIC”) and the California Earthquake Authority (CEA)

for all perils otherwise protected hereunder shall not be excluded, except, however, that this reinsurance does not include any increase in such liability resulting from:

(i)	The inability of any other participant in such “Coastal Pool” and/or “FAIR Plan” and/or “Rural Risk Plan” and/or Residual Market Mechanisms to meet its liability.

(ii)	Any claim against such “Coastal Pool” and/or “FAIR Plan” and/or “Rural Risk Plan” and/or Residual Market Mechanisms, or any participant therein, including the Company, whether by way of subrogation or otherwise, brought by or on behalf of any Insolvency Fund (as defined in the Insolvency Fund Exclusion Clause incorporated in this Contract).

SECTION D:

(1)	Notwithstanding Section C above, in respect of the CEA, where an assessment is made against the Company by the CEA, the Company may include in the Ultimate Net Loss only that assessment directly attributable to each separate loss occurrence covered hereunder. The Company’s initial capital contribution to the CEA shall not be included in the Ultimate Net Loss.

(2)	Notwithstanding Section C above, in respect of the CPIC, where an assessment is made against the Company by the CPIC, the maximum loss that the Company may include in the Ultimate Net Loss in respect of any loss occurrence hereunder shall not exceed the lesser of:

Illinois Casualty Company
11398N16 (Eff: 1-1-16)
Combined Property Catastrophe and Aggregate Catastrophe XOL	Page 2 of 3	12-4-15

(a)	The Company’s assessment from the CPIC for the accounting year in which the loss occurrence commenced, or

(b)	The product of the following:

(i)	The Company’s percentage participation in the CPIC for the accounting year in which the loss occurrence commenced; and

(ii)	The CPIC’s total losses in such loss occurrence.

Any assessments for accounting years subsequent to that in which the loss occurrence commenced may not be included in the Ultimate Net Loss hereunder. Moreover, notwithstanding Section C above, in respect of the CPIC, the Ultimate Net Loss hereunder shall not include any monies expended to purchase or retire bonds as a consequence of being a member of the CPIC. For the purposes of this Contract, the Company may not include in the Ultimate Net Loss any assessment or any percentage assessment levied by the CPIC to meet the obligations of an insolvent insurer member or other party, or to meet any obligations arising from the deferment by the CPIC of the collection of monies.

Illinois Casualty Company
11398N16 (Eff: 1-1-16)
Combined Property Catastrophe and Aggregate Catastrophe XOL	Page 3 of 3	12-4-15

NUCLEAR INCIDENT EXCLUSION CLAUSE - PHYSICAL DAMAGE — REINSURANCE - U.S.A.

1)	This Agreement does not cover any loss or liability accruing to the Reinsured, directly or indirectly, and whether as Insurer or Reinsurer, from any Pool of Insurers or Reinsurers formed for the purpose of covering Atomic or Nuclear Energy risks.

2)	Without in any way restricting the operation of paragraph (1) of this Clause, this Agreement does not cover any loss or liability accruing to the Reinsured, directly or indirectly and whether as Insurer or Reinsurer, from any Insurance against Physical Damage (including business interruption or consequential loss arising out of such Physical Damage) to:

I.	Nuclear reactor power plants including all auxiliary property on the site, or

II.	Any other nuclear reactor installation, including laboratories handling radioactive materials in connection with reactor installations, and “critical facilities” as such, or

III.	Installations for fabricating complete fuel elements or for processing substantial quantities of “special nuclear material,” and for reprocessing, salvaging, chemically separating, storing or disposing of “spent” nuclear fuel or waste materials, or

IV.	Installations other than those listed in paragraph 2) III above using substantial quantities of radioactive isotopes or other products of nuclear fission.

3)	Without in any way restricting the operations of paragraphs 1) and 2) hereof, this Agreement does not cover any loss or liability by radioactive contamination accruing to the Reinsured, directly or indirectly, and whether as Insurer or Reinsurer, from any insurance on property which is on the same site as a nuclear reactor power plant or other nuclear installation and which normally would be insured therewith except that this paragraph 3) shall not operate

a)	where the Reinsured does not have knowledge of such nuclear reactor power plant or nuclear installation, or

b)	where said insurance contains a provision excluding coverage for damage to property caused by or resulting from radioactive contamination, however caused. However, on and after 1st, January 1960, this sub-paragraph b) shall only apply provided the said radioactive contamination exclusion provision has been approved by the Government Authority having jurisdiction thereof.

4)	Without in any way restricting the operations of paragraphs 1), 2) and 3) hereof, this Agreement does not cover any loss or liability by radioactive contamination accruing to the Reinsured, directly or indirectly, and whether as Insurer or Reinsurer, when such radioactive contamination is a named hazard specifically insured against.

5)	It is understood and agreed that this Clause shall not extend to risks using radioactive isotopes in any form where the nuclear exposure is not considered by the Reinsured to be the primary hazard.

6)	The term “special nuclear material” shall have the meaning given it in the Atomic Energy Act of 1954, or by any law amendatory thereof.

7)	Reinsured to be sole judge of what constitutes:

a)	substantial quantities, and

b)	the extent of installation, plant or site.

NOTE: Without in any way restricting the operations of paragraph 1) hereof, it is understood and agreed that:

a)	all policies issued by the Reinsured on or before 31st, December 1957, shall be free from the application of the other provisions of this Clause until expiry date or 31st, December 1960, whichever first occurs whereupon all the provisions of this Clause shall apply,

b)	with respect to any risk located in Canada policies issued by the Reinsured on or before 31st, December 1958, shall be free from the application of the other provisions of this Clause until expiry date or 31st, December 1960, whichever first occurs whereupon all the provisions of this Clause shall apply.

12/12/57
N.M.A. 1119
Illinois Casualty Company
11398N16 (Eff: 1-1-16)
Combined Property Catastrophe and Aggregate Catastrophe XOL	Page 1 of 1	12-4-15

INTERESTS AND LIABILITIES AGREEMENT

(the “Agreement”)

of

ALLIED WORLD INSURANCE COMPANY

(the “Subscribing Reinsurer”)

with respect to the

COMBINED PROPERTY CATASTROPHE AND AGGREGATE CATASTROPHE

EXCESS OF LOSS REINSURANCE CONTRACT

(the “Contract”)

issued to

ILLINOIS CASUALTY COMPANY (A MUTUAL INSURANCE COMPANY)

Rock Island, Illinois

(the “Company”)

The Subscribing Reinsurer shall have the following share(s) in the interests and liabilities of the “Reinsurer” as set forth in the Contract attached hereto and executed by the Company:

20.00% of the First Excess Layer

10.00% of the Second Excess Layer

This Agreement shall commence at 12:01 a.m., Central Standard Time, January 1, 2016, and shall continue in force until 12:01 a.m., Central Standard Time, January 1, 2017, unless earlier terminated in accordance with the attached Contract.

The share of the Subscribing Reinsurer in the interests and liabilities of the “Reinsurer” shall be several and not joint with the share of any other subscribing reinsurer. In no event shall the Subscribing Reinsurer participate in the interests and liabilities of the other subscribing reinsurers.

IN WITNESS WHEREOF, the Subscribing Reinsurer by its duly authorized representative has executed this Agreement as of the date specified below:

Signed this                      day of                                 , 20        .

ALLIED WORLD INSURANCE COMPANY

By	/s/ Daniel T. Schaefer
Printed Name Daniel T. Schaefer
Title Assistant Vice President

Illinois Casualty Company
11398N16 (Eff: 1-1-16)
Combined Property Catastrophe and Aggregate Catastrophe XOL	12-4-15

INTERESTS AND LIABILITIES AGREEMENT

(the “Agreement”)

of

AMERICAN AGRICULTURAL INSURANCE COMPANY

(the “Subscribing Reinsurer”)

with respect to the

COMBINED PROPERTY CATASTROPHE AND AGGREGATE CATASTROPHE

EXCESS OF LOSS REINSURANCE CONTRACT

(the “Contract”)

issued to

ILLINOIS CASUALTY COMPANY (A MUTUAL INSURANCE COMPANY)

Rock Island, Illinois

(the “Company”)

The Subscribing Reinsurer shall have the following share(s) in the interests and liabilities of the “Reinsurer” as set forth in the Contract attached hereto and executed by the Company:

0.00% of the First Excess Layer

5.00% of the Second Excess Layer

NOTE: 0.00% means no share.

This Agreement shall commence at 12:01 a.m., Central Standard Time, January 1, 2016, and shall continue in force until 12:01 a.m., Central Standard Time, January 1, 2017, unless earlier terminated in accordance with the attached Contract.

The share of the Subscribing Reinsurer in the interests and liabilities of the “Reinsurer” shall be several and not joint with the share of any other subscribing reinsurer. In no event shall the Subscribing Reinsurer participate in the interests and liabilities of the other subscribing reinsurers.

IN WITNESS WHEREOF, the Subscribing Reinsurer by its duly authorized representative has executed this Agreement as of the date specified below:

Signed this                      day of                             , 20        .

AMERICAN AGRICULTURAL INSURANCE COMPANY

By	/s/ Dwayne Elliott
Printed Name Dwayne E. Elliott
Title Vice President Domestic Underwriting/Marketing

Illinois Casualty Company
11398N16 (Eff: 1-1-16)
Combined Property Catastrophe and Aggregate Catastrophe XOL	12-4-15

INTERESTS AND LIABILITIES AGREEMENT

(the “Agreement”)

of

EVEREST REINSURANCE COMPANY

(the “Subscribing Reinsurer”)

with respect to the

COMBINED PROPERTY CATASTROPHE AND AGGREGATE CATASTROPHE

EXCESS OF LOSS REINSURANCE CONTRACT

(the “Contract”)

issued to

ILLINOIS CASUALTY COMPANY (A MUTUAL INSURANCE COMPANY)

Rock Island, Illinois

(the “Company”)

The Subscribing Reinsurer shall have the following share(s) in the interests and liabilities of the “Reinsurer” as set forth in the Contract attached hereto and executed by the Company:

50.00% of the First Excess Layer

40.00% of the Second Excess Layer

This Agreement shall commence at 12:01 a.m., Central Standard Time, January 1, 2016, and shall continue in force until 12:01 a.m., Central Standard Time, January 1, 2017, unless earlier terminated in accordance with the attached Contract.

The share of the Subscribing Reinsurer in the interests and liabilities of the “Reinsurer” shall be several and not joint with the share of any other subscribing reinsurer. In no event shall the Subscribing Reinsurer participate in the interests and liabilities of the other subscribing reinsurers.

IN WITNESS WHEREOF, the Subscribing Reinsurer by its duly authorized representative has executed this Agreement as of the date specified below:

Signed this                      day of                             , 20        .

EVEREST REINSURANCE COMPANY

By	/s/ James Brady
Printed Name James Brady
Title VP – Treaty Property

Illinois Casualty Company
11398N16 (Eff: 1-1-16)
Combined Property Catastrophe and Aggregate Catastrophe XOL	12-4-15

INTERESTS AND LIABILITIES AGREEMENT

(the “Agreement”)

of

HANNOVER RUCK SE

(the “Subscribing Reinsurer”)

with respect to the

COMBINED PROPERTY CATASTROPHE AND AGGREGATE CATASTROPHE

EXCESS OF LOSS REINSURANCE CONTRACT

(the “Contract”)

issued to

ILLINOIS CASUALTY COMPANY (A MUTUAL INSURANCE COMPANY)

Rock Island, Illinois

(the “Company”)

The Subscribing Reinsurer shall have the following share(s) in the interests and liabilities of the “Reinsurer” as set forth in the Contract attached hereto and executed by the Company:

25.00% of the First Excess Layer

12.50% of the Second Excess Layer

This Agreement shall commence at 12:01 a.m., Central Standard Time, January 1, 2016, and shall continue in force until 12:01 a.m., Central Standard Time, January 1, 2017, unless earlier terminated in accordance with the attached Contract.

It is further agreed that the Subscribing Reinsurer shall not be subject to Article VII, TRADE AND ECONOMIC SANCTIONS in the attached Contract.

The share of the Subscribing Reinsurer in the interests and liabilities of the “Reinsurer” shall be several and not joint with the share of any other subscribing reinsurer. In no event shall the Subscribing Reinsurer participate in the interests and liabilities of the other subscribing reinsurers.

IN WITNESS WHEREOF, the Subscribing Reinsurer by its duly authorized representative has executed this Agreement as of the date specified below:

Signed this                      day of                             , 20        .

HANNOVER RUCK SE

By	/s/ Schlie Kaiser
Printed Name Schlie Kaiser
Title VP

Illinois Casualty Company
11398N16 (Eff: 1-1-16)
Combined Property Catastrophe and Aggregate Catastrophe XOL	12-4-15

INTERESTS AND LIABILITIES AGREEMENT

(the “Agreement”)

of

PARTNER REINSURANCE COMPANY LTD.

(the “Subscribing Reinsurer”)

with respect to the

COMBINED PROPERTY CATASTROPHE AND AGGREGATE CATASTROPHE

EXCESS OF LOSS REINSURANCE CONTRACT

(the “Contract”)

issued to

ILLINOIS CASUALTY COMPANY (A MUTUAL INSURANCE COMPANY)

Rock Island, Illinois

(the “Company”)

The Subscribing Reinsurer shall have the following share(s) in the interests and liabilities of the “Reinsurer” as set forth in the Contract attached hereto and executed by the Company:

5.00% of the First Excess Layer

17.50% of the Second Excess Layer

This Agreement shall commence at 12:01 a.m., Central Standard Time, January 1, 2016, and shall continue in force until 12:01 a.m., Central Standard Time, January 1, 2017, unless earlier terminated in accordance with the attached Contract.

The share of the Subscribing Reinsurer in the interests and liabilities of the “Reinsurer” shall be several and not joint with the share of any other subscribing reinsurer. In no event shall the Subscribing Reinsurer participate in the interests and liabilities of the other subscribing reinsurers.

IN WITNESS WHEREOF, the Subscribing Reinsurer by its duly authorized representative has executed this Agreement as of the date specified below:

Signed this                      day of                             , 20        .

PARTNER REINSURANCE COMPANY LTD.

By	/s/ Catherine Sousa Lombardi
Printed Name Catherine Sousa Lombardi
Title AVP, Underwriter

Illinois Casualty Company
11398N16 (Eff: 1-1-16)
Combined Property Catastrophe and Aggregate Catastrophe XOL	12-4-15

INTERESTS AND LIABILITIES AGREEMENT

(the “Agreement”)

of

QATAR REINSURANCE COMPANY LIMITED

(the “Subscribing Reinsurer”)

with respect to the

COMBINED PROPERTY CATASTROPHE AND AGGREGATE CATASTROPHE

EXCESS OF LOSS REINSURANCE CONTRACT

(the “Contract”)

issued to

ILLINOIS CASUALTY COMPANY (A MUTUAL INSURANCE COMPANY)

Rock Island, Illinois

(the “Company”)

The Subscribing Reinsurer shall have the following share(s) in the interests and liabilities of the “Reinsurer” as set forth in the Contract attached hereto and executed by the Company:

00.00% of the First Excess Layer

15.00% of the Second Excess Layer

NOTE: 0.00% means no share.

This Agreement shall commence at 12:01 a.m., Central Standard Time, January 1, 2016, and shall continue in force until 12:01 a.m., Central Standard Time, January 1, 2017, unless earlier terminated in accordance with the attached Contract.

The share of the Subscribing Reinsurer in the interests and liabilities of the “Reinsurer” shall be several and not joint with the share of any other subscribing reinsurer. In no event shall the Subscribing Reinsurer participate in the interests and liabilities of the other subscribing reinsurers.

IN WITNESS WHEREOF, the Subscribing Reinsurer by its duly authorized representative has executed this Agreement as of the date specified below:

Signed this 22nd day of                 December                 , 2015        .

QATAR REINSURANCE COMPANY LIMITED

By	/s/ Rob Lee Womack, Jr.
Printed Name Rob Lee Womack, Jr.
Title Underwriting Manager

Illinois Casualty Company
11398N16 (Eff: 1-1-16)
Combined Property Catastrophe and Aggregate Catastrophe XOL	12-4-15